Exhibit 10.3.2a

FIRST AMENDMENT TO THE
PINNACLE WEST CAPITAL CORPORATION
SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN OF 2005

Effective as of January 1, 2005, Pinnacle West Capital Corporation (the "Company") adopted the Pinnacle West Capital Corporation Supplemental Excess Benefit Retirement Plan of 2005 (the "Plan").     By this instrument, the Company amends the Plan as described below. Defined terms used in this First Amendment shall have the meanings specified in the Plan.
1.This First Amendment shall be effective as of January 1, 2011.
2.This First Amendment amends the provisions of the Plan noted below. This First Amendment also supersedes other provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.
3.Section 3(b) of the Plan is hereby amended by changing the caption thereof to read "Other Approved Participants" and by adding the following sentence to the end thereof:

Such Eligible Employees shall consist of Director level employees unless approved by the Committee.

4.Section 4(a)(3) of the Plan is hereby amended by changing the caption thereof to read "Group C Participants -- General Rule."
5.The title of the first column in the chart contained in Section 4(a)(3) is hereby amended by changing the title to read "Age at End of Plan Year."
6.Section 4(a) of the Plan is hereby amended by adding the following new Section 4(a)(3A) immediately following Section 4(a)(3):

(3A) Group C Participants -- Individuals Becoming Participants on or after January 1, 2011. The provisions of this Section 4(a)(3A), rather than Section 4(a)(3), shall apply to an individual who becomes an Officer on or after January 1, 2011. Subject to ARTICLE SEVEN, such an individual who is a participant who is eligible under Section 3(a) and who is a Group C Participant under the Retirement Plan shall be entitled to a monthly benefit for life commencing at age 65 equal to the Actuarial Equivalent of a lump sum benefit equal to (i) reduced by (ii), where

(i)     Equals     the     participant's     Supplemental     Retirement     Account Balance, and

(ii)     Equals the participant's Retirement Account Balance under the Retirement Plan.

A Participant's Supplemental Retirement Account Balance shall be a notional account credited with Monthly Retirement Account Balance Credits and Interest Credits. For purposes of this Plan, Monthly Retirement Account Balance Credits shall be determined under the general methodology set forth in the Retirement Plan based on the participant's Monthly Compensation for the month but using the following chart:

Age at End of Plan Year	Percent of Monthly Compensation Contribution Rate
Less than 35	8%
35-39	9%
40-44	10%
45-49	12%
50-54	15%
55 and over	18%

7.Section 4(a)(5) is hereby amended by adding the following sentence to the end thereof:

The provisions of this Section 4(a)(5) shall not apply to any individual who is promoted into Officer status on or after January 1, 2011.

8.Section 4(a) of the Plan is hereby amended by adding the following new Section 4(a)(6):

(6). Promotion or Re-Hire into Officer Status On or After January 1, 2011. For individuals who are promoted into Officer status on or after January 1, 2011 or were an Officer and whose employment terminated and are re-hired as an Officer on or after January 1, 2011, his or her Retirement Account Balance Benefit shall be prospectively calculated as of the date he or she is promoted or re-hired to Officer status and then reduced by the Retirement Plan for service after the date of promotion or re-hire.

9.    Section 4(b) of the Plan is hereby amended by changing the caption thereof to read "Other Approved Participants."
10.    Section 4(b)(i) is hereby amended by changing the reference to "Section 2.1(n)" of the Retirement Plan to "Section 2.l(o)" and by changing the reference to "Section 5.13" of the Retirement Plan to "Section 5.12."

11.    Section 5(a)(2) is hereby amended by changing the last sentence thereof to read as follows:

A participant may not elect to receive such benefits in any form not described in this Section, such as a ten-year certain form described in Section 6.6 of the Retirement Plan or the over-and-under payment method described m Section 6.7 of the Retirement Plan (the "Over-and-Under Payment Method").
12.    Section 5(a)(3) is hereby amended by changing the caption thereof to read "Actuarial Adjustments-- General Rule."
13.    Section 5(a) is hereby amended by adding the following new Section 5(a)(4) to the end thereof:

(4) Actuarial Adjustments -- Individuals Becoming Participants on or after January 1, 2011. The provisions of this Section 5(a)(4) rather than Section 5(a)(3), shall apply to an individual who becomes an Officer on or after January 1, 2011. For such an individual, the joint and 50% survivor annuity form shall not be fully subsidized. In addition, all alternate payment forms shall be actuarially equivalent to a life annuity for the life of the participant alone, with the actuarial equivalency to be determined using the same actuarial adjustments as provided under the Retirement Plan. The five-year installment form shall be actuarially equivalent to the life annuity, but using a discount rate assumption of 6.25% and the mortality table used by the Company for year-end financial reporting purposes for the calendar year preceding the year in which the five-year installment benefit commences.

14.    Section 5(c)(2) of the Plan is hereby amended by changing the caption thereof to read "Actuarial Adjustments-- General Rule."
15.    Section 5(c) is hereby amended by adding the following new Section 5(c)(2A)immediately following Section 5(c)(2):

(2A)    Actuarial Adjustments -- Individuals Becoming Participants on or after January 1, 2011. The provisions of this Section 5(c)(2A), rather than Section 5(c)(2), shall apply to an individual who becomes an Officer on or after January 1, 2011. For such an individual, the joint and 50% survivor annuity form shall not be fully subsidized. In addition, the life annuity form of benefit shall be actuarially equivalent to the participant's Retirement Account Balance, using the actuarial factors set forth in the Retirement Plan. Any joint and survivor annuity forms shall be actuarially equivalent to the life annuity form, using the actuarial factors set forth in the Retirement Plan. The five-year installment form shall be actuarially equivalent to the lump sum benefit, but using a discount rate assumption of 6.25% and the mortality table used by the Company for year-end financial reporting purposes for the calendar year preceding the year in which the five-year installment benefit commences.

16.    Section 5(d) of the Plan is hereby amended by changing the caption thereof to read "Other Approved Participants' Traditional and Retirement Account Balance Benefits Described in Section 4(b)."
17.    Section 5(d)(l) is hereby amended by changing the first sentence to read:
This section governs the election of the form of payment of Other Approved Participants' benefits which supplement benefits described in Sections 5.1(a) and 5.1(b) of the Retirement Plan ("Traditional Benefits").
18.    Article Nine is hereby amended by changing the references to "Sections 10.4 and 12.2" of the Retirement Plan to "Sections 10.3 and 10.4."
19.    Except as otherwise amended by this First Amendment, the Plan shall continue in full force and effect.
IN WITNESS WHEREOF, Pinnacle West Capital Corporation has caused this First Amendment to be executed as of this 17th day of December, 2010.

Pinnacle West Capital Corporation

By: /s/ Donald E. Brandt
Its: Chairman of the Board, President and CEO,
PNW, Chairman of the Board and CEO APS